EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Announces Executive Promotions Effective January 1, 2022 and Retirement of Chief Operating Officer Effective April 1, 2022
EMERYVILLE, Calif., Nov. 15, 2021–  NMI Holdings, Inc., (NASDAQ: NMIH) announced today that Norm Fitzgerald, currently the company’s Senior Vice President and Chief Sales Officer, has been appointed Executive Vice President and Chief Sales Officer, and Mohammad Yousaf, currently the company’s Senior Vice President and Chief Business Transformation Officer, has been appointed Executive Vice President, Operations and IT. Both promotions will take effect on January 1, 2022.

In addition to the executive appointments, National MI announced the retirement of Patrick Mathis, currently the company’s Executive Vice President and Chief Operating Officer, effective April 1, 2022.

Mr. Mathis joined National MI as Chief Risk Officer in 2012 and assumed responsibility as Chief Operating Officer in 2018. “We are thankful for Pat’s dedication and service to National MI since our inception in 2012,” said Claudia Merkle, Chief Executive Officer. “In his nearly 10 years with the company, Pat helped to establish National MI’s risk management function and comprehensive credit risk management framework, and has led our operations and IT departments through a period of development and expansion. We wish him well in his retirement.”

Mr. Fitzgerald joined National MI in 2014 and has held critical roles with increasing responsibility in sales leadership during his tenure with the company. He was promoted to Senior Vice President and Chief Sales Officer in 2020. “Norm is a talented sales executive with broad experience in the mortgage industry. As Chief Sales Officer, he has led the development and growth of our customer franchise, guided our highly successful digital customer engagement strategy and driven record NIW performance. I’m looking forward to working with him in his expanded role as an executive leader of National MI,” said Adam Pollitzer, Executive Vice President and Chief Financial Officer.

Mr. Yousaf joined National MI in 2018 and assumed responsibility as Senior Vice President and Chief Business Transformation Officer in 2020. Mr. Pollitzer said, “Mohammad has deep experience as an operations and IT leader in the mortgage market. Since joining National MI, he has helped develop and enhanced our best-in-class IT platform, led our long-term partnership with Tata Consultancy Services, and leveraged technology to advance our digital strategy and efficiently support our operational framework. We’re excited that he will take on an expanded executive role overseeing operations and that he will continue to lead and enhance our IT capabilities.”

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH) is the parent company of National Mortgage Insurance Corporation, a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward Looking Statements

EXHIBIT 99.1
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), the U.S. Private Securities Litigation Reform Act of 1995, or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are statements about future, not past, events and rely on a number of assumptions concerning future events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding National MI’s positioning for its future performance. More information about the risks, uncertainties and assumptions affecting National MI include, but are not necessarily limited to, the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the SEC. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 260-5476
MaryMcGarity@StrategicVantage.com